BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 16, 2018 04:09 PM Pacific Time

Incorporation Number: **BC0968578**

Recognition Date and Time: Incorporated on April 26, 2013 01:01 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

CHEMESIS INTERNATIONAL INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1212 AUSTIN AVENUE
COQUITLAM BC V3K 3P5
CANADA

Delivery Address:
1212 AUSTIN AVENUE
COQUITLAM BC V3K 3P5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1212 AUSTIN AVENUE
COQUITLAM BC V3K 3P5
CANADA

Delivery Address:
1212 AUSTIN AVENUE
COQUITLAM BC V3K 3P5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Thurston, Brian G

Mailing Address:	**Delivery Address:**
SUITE 1400 1111 WEST GEORGIA STREET VANCOUVER BC V6E 4M3 CANADA	SUITE 1400 1111 WEST GEORGIA STREET VANCOUVER BC V6E 4M3 CANADA

Last Name, First Name, Middle Name:
Parmar, Amandeep

Mailing Address:	**Delivery Address:**
SUITE 1400 1111 WEST GEORGIA STREET VANCOUVER BC V6E 4M3 CANADA	SUITE 1400 1111 WEST GEORGIA STREET VANCOUVER BC V6E 4M3 CANADA

Last Name, First Name, Middle Name:
McMillan, David

Mailing Address:	**Delivery Address:**
1212 AUSTIN AVE COQUITLAM BC V3K 3P5 CANADA	1212 AUSTIN AVE COQUITLAM BC V3K 3P5 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached